UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report: May 22, 2006

Science Applications International Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-12771	95-3630868
(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Campus Point Drive, San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 826-6000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 8.01.	Other Events.

Science Applications International Corporation (SAIC) announced that participants in the SAIC Retirement Plan are being provided with an opportunity to exchange out of their investments in the SAIC Non-Exchangeable Stock Funds in the upcoming retirement plan trade scheduled for June 30, 2006. This announcement was made in a memo from John H. Warner, Jr., Chairman of the SAIC Retirement Plan Committee, that was distributed on May 22, 2006 to participants in the SAIC Retirement Plan. A similar communication was sent to participants in the AMSEC Employees 401(k) Profit Sharing Plan. Interests in the Non-Exchangeable Stock Funds represent shares of SAIC Class A common stock contributed by SAIC as matching or discretionary contributions that generally cannot be exchanged into any other investment fund. Additional information is contained in the memo included in this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Announcement by SAIC Retirement Plan Committee Chairman regarding opportunity to sell SAIC Non-Exchangeable Stock in the June 30, 2006 retirement plan trade.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)	SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

Date: May 23, 2006	By	/s/ DOUGLAS E. SCOTT
Douglas E. Scott
	Its:	Senior Vice President
General Counsel and Secretary